United Security Bancshares - 17.42% ROE for 1st Half of 2007

FRESNO, CA, July 12, 2007 Dennis R. Woods, President and Chief Executive Officer of United Security Bancshares http://www.unitedsecuritybank.com/
(Nasdaq-GS:UBFO) reported today the results of operation for the 2nd quarter and 1st half of 2007.

Woods said, "Core earnings continues to grow as is apparent in the second quarter comparison. Core growth was less apparent on the year to date comparison due to significant nonrecurring income in the first quarter of 2006, but nevertheless it did occur. For the second half of 2007, our efforts will continue to focus on growing core earnings over prior periods and we look forward to reporting another record year."

Net income for the 2nd quarter 2007 was $3,308,000, as compared with $3,062,000 in 2006 for an increase of $246,000 or 8.03%. Net income for the six months ended June 30, was $6,911,000 in 2007 and $6,926,000 in 2006. The 1st quarters of both 2007 and 2006 included unusual or nonrecurring income and expense items that impact the comparability of the two year-to-date periods. Without the impact of those unusual or nonrecurring income and expense items, net after-tax income for six months ended June 30, 2007 would have exceeded net after-tax income for the same period of 2006 by $456,000 or 6.6%.

Basic and diluted earnings per share for the 2nd quarters of 2007 and 2006 were $0.27. Year to date basic and diluted earning per share for 2007 were $0.58 and $0.57 as compared with $0.61 and $0.60 in 2006.

For the three months ended 6/30/07, return on average equity was 15.56% and the return on average assets was 1.74%. For the same period in 2006, ROAE was 19.14% and ROAA was 1.93%. Year to date ROAE and ROAA were 17.42% and 1.89% for 2007 and 22.34% and 2.20% for 2006.

The 75th consecutive quarterly cash dividend of $0.125 per share, up from $0.11 for a 13.6% increase from a year ago, was declared on June 26, 2007, to be paid on July 18, 2007, to shareholders of record on July 6, 2007.

Shareholders' equity at quarter end June 30, 2007 was $81,369,000 an increase of $17,934,000 over June 30, 2006. The merger with Legacy Bank, N.A. added $21,537,000 to shareholders' equity over June 30, 2006. Dividends of $5.4 million were paid out of shareholders'equity to shareholders during the past 12 months and $10,753,000 was utilized to purchase and retire shares of Company stock at an average price of $20.72.

Net interest income for the 2nd quarter 2007 was $8.836 million, up $738,000 from 2006 for an increase of 9.1%. The net interest margin decreased from 5.73% in 2006 to 5.19% in 2007. The decrease in the net interest margin in 2007 was attributable in part to reversal of $125,000 accrued interest for loans placed on non accrual status during the quarter as well as increases in the cost of funds. Interest costs, as a percentage of earning assets, averaged 3.01% in 2007 and 2.34% in 2006. Year to date, the net interest margin changed little at 5.68% for 2007 and 5.69% for 2006.

Noninterest income for the 2nd quarter of 2007 was $1,954,000, up from $1,594,000 in 2006 for an increase of $360,000 or 22.6%. Year to date noninterest income for the six months just ended June 30, 2007 was $3,535,000, down $1,266,000. A gain on sale of investments of $1,877,000 ($1,164,000 after tax)in 2006 was the primary cause for the decline.

Operating expenses for the three months ended June 30 were $5,517,000 for 2007 and $5,036,000 for 2006, an increase of $481,000 or 9.6%. Year to date operating expenses for the 1st half of 2007 were $10,717,000, up $1,133,000 or 11.8%. The increases primarily result from the addition of the Campbell branch acquired in February 2007. Operating expenses of Campbell totaled $1,008,000 for the first half of 2007.

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

The provision for loan loss was $208 thousand for the 2nd quarter of 2007 and $123 thousand for 2006. For the first half of 2007 the provision for loan loss was $410,000 compared with $363,000 in 2006. In determining the adequacy of the allowance for loan loss, Management's judgment is the primary determining factor for establishing the amount of the provision for loan losses and is considered adequate for the current period.

Non-performing assets increased to 2.55% of total assets on June 30, 2007 from 1.95% at June 30, 2006

United Security Bancshares is a $772+ million bank holding company. United Security Bank, it's principal subsidiary is a state chartered bank and member of the Federal Reserve Bank of San Francisco.


FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and the Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.



Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the Company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the Company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in interest rates, (2) significant changes in banking laws or regulations, (3) increased competition in the company's market, (4) other-than-expected credit losses, (5) earthquake or other natural disasters impacting the condition of real estate collateral, (6) the effect of acquisitions and integration of acquired businesses, (7) the impact of proposed and/or recently adopted changes in regulatory, judicial, or legislative tax treatment of business transactions, particularly recently enacted California tax legislation and the subsequent Dec. 31, 2003, announcement by the Franchise Tax Board regarding the taxation of REITs and RICs; and (8) unknown economic impacts caused by the State of California's budget issues. Management cannot predict at this time the severity or duration of the effects of the recent business slowdown on our specific business activities and profitability. Weaker or a further decline in capital and consumer spending, and related recessionary trends could adversely affect our performance in a number of ways including decreased demand for our products and services and increased credit losses. Likewise, changes in interest rates, among other things, could slow the rate of growth or put pressure on current deposit levels and affect the ability of borrowers to repay loans. Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance including the factors that influence earnings.


For a more complete discussion of these risks and uncertainties, see the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and particularly the section of Management's Discussion and Analysis.

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


United Security Bancshares
Consolidated Balance Sheets (unaudited)
(Dollars in thousands)

                                                       June 30        June 30
                                                         2007           2006
Cash & noninterest-bearing deposits in                 =========      =========
  other banks                                          $  24,190      $  30,833
Interest-bearing deposits in other banks                   7,910          7,772
Federal funds sold                                         2,376          5,600
Investment securities AFS                                 91,636         91,237
Loans, net of unearned fees                              589,030        481,895
  Less: allowance for loan losses                         (9,905)        (8,039)
                                                       =========      =========

Loans, net                                               579,126        473,856
Premises and equipment, net                               15,970         12,463
Intangible assets                                         13,638          3,283
Other assets                                              37,468         39,227
                                                       =========      =========

TOTAL ASSETS                                           $ 772,312      $ 664,271
                                                       ---------      ---------

Deposits:
 Noninterest-bearing demand & NOW                      $ 183,474      $ 196,343
 Savings & Money Market                                  191,086        170,749
 Time                                                    266,627        194,015
                                                       =========      =========

Total deposits                                           641,187        561,107

Borrowed funds                                            23,060         17,100
Other liabilities                                          9,698          6,621
Junior subordinated debentures                            16,998         16,009
                                                       =========      =========

TOTAL LIABILITIES                                      $ 690,943      $ 600,836

Shareholders' equity:
  Common shares outstanding:
    11,943,363 at June 30, 2007
    11,361,913 at June 30, 2006                        $  33,966      $  22,019
Retained earnings                                         48,618         43,107
Fair Value Adjustment - Hedge                                (56)            16
Accumulated other comprehensive income                    (1,159)        (1,707)
                                                       =========      =========

Total shareholders' equity                             $  81,369      $  63,435
TOTAL LIABILITIES &
SHAREHOLDERS' EQUITY                                   $ 772,312      $ 664,271
                                                       ---------      ---------

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
United Security Bancshares                         Three      Three         Six            Six
Consolidated Statements of Income                  Months     Months       Months         Months
  (dollars in 000's, except per share amounts)      Ended      Ended        Ended         Ended
  (unaudited)                                       June        June         June          June
                                                    2007        2006         2007          2006
                                                 ==========   ==========   ==========   ==========

Interest income                                  $   13,962   $   11,410   $   28,198   $   21,961
Interest expense                                      5,126        3,311        9,629        6,050
                                                 ==========   ==========   ==========   ==========

Net interest income                                   8,836        8,098       18,569       15,911
Provision for loan losses                               208          123          410          363
Other income                                          1,954        1,594        3,535        4,801
Other expenses                                        5,517        5,035       10,717        9,584
                                                 ==========   ==========   ==========   ==========

Income before income tax provision                    5,065        4,534       10,977       10,766
Provision for income taxes                            1,757        1,472        4,066        3,839
                                                 ==========   ==========   ==========   ==========

NET INCOME                                       $    3,308   $    3,062   $    6,911   $    6,926


United Security Bancshares                         Three        Three        Six           Six
Selected Financial Data                           Months       Months       Months        Months
 (dollars in 000's except per share amounts)       Ended        Ended        Ended        Ended
                                                 06/30/2007   06/30/2006   06/30/2007   06/30/2006
                                                 ==========   ==========   ==========   ==========

Basic Earnings Per Share                         $     0.27   $     0.27   $     0.58   $     0.61
Diluted Earning Per Share                        $     0.27   $     0.27   $     0.57   $     0.60
Annualized Return on:
Average Assets                                         1.73%        1.93%        1.89%        2.05%
Average Equity                                        15.56%       19.14%       17.42%       20.82%
Net Interest Margin                                    5.19%        5.73%        5.68%        5.69%

Net Charge-offs  to Average Loans                      0.00%        0.01%        0.20%        0.29%

                                                 06/30/2007   06/30/2006
Book Value Per Share                             $     6.81   $     5.58
Tangible Book Value Per Share                    $     5.67   $     5.29
Efficiency Ratio                                      48.48%       46.27%
Non Performing Assets to Total Assets                  2.55%        1.95%
Allowance for Loan Losses
  to Total Loans                                       1.68%        1.67%
Shares Outstanding - period end                  11,943,363   11,361,913
Basic Shares  - average weighted                 12,078,030   11,367,629
Diluted Shares - average weighted                12,135,006   11,502,106

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